UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2015

IDI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-757-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

At-the Market Issuance Sales Agreement

On January 15, 2016, IDI, Inc. (“IDI”) entered into an Capital on DemandTM Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (the “Agent”) pursuant to which IDI, at its sole discretion, may issue and sell up to 5,000,000 shares of its common stock, par value $0.0005 per share (“Common Stock”), from time to time through the Agent as IDI’s sales agent.

Any sales of shares of Common Stock pursuant to the Sales Agreement will be made under IDI’s previously filed and currently effective shelf registration statement on Form S-3 (File No. 333-205614) (the “Registration Statement”) and the related prospectus supplement dated and filed on January 15, 2016 (the “Prospectus Supplement”). Interested investors should read the Registration Statement and all documents incorporated therein by reference. The Agent may sell Common Stock by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, including directly on the NYSE MKT or in sales made to or through a market maker other than on an exchange. With IDI’s prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. If IDI elects to utilize the Sales Agreement, the Agent would be obligated to use its commercially reasonable efforts to sell shares of IDI’s Common Stock subject to the terms and conditions of the Sales Agreement and as instructed by IDI, including with respect to price, time, size limits or other parameters or conditions that IDI may impose. Unless otherwise agreed to by the parties, IDI will pay to the Agent a cash commission equal to up to 3% of the gross proceeds from the sale of any shares of Common Stock by the Agent under the Sales Agreement. IDI and the Agent have also provided each other with customary indemnification rights.

IDI is not obligated to make any sales of Common Stock under the Sales Agreement and no assurance can be given that IDI will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement may be terminated by either party at any time upon 10 days’ notice to the other party, or by the Agent at any time in certain circumstances, including the occurrence of a material adverse change in IDI. In addition, the Sales Agreement will automatically terminate upon the sale of all Common Stock subject to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Sales Agreement has been included to provide investors and security holders with information regarding its terms and conditions. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the Sales Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of IDI or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in public disclosures by IDI.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting JonesTrading Institutional Services LLC, Attn: Jeremy Bell, 32133 Lindero Canyon Road, Suite 208, Westlake Village, CA, or by calling JonesTrading Institutional Services LLC toll-free at (800) 423-5933, or by visiting EDGAR on the Commission’s website at www.sec.gov.

The legal opinion of Akerman LLP relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers.

(e)	On December 12, 2015, IDI notified Peter Tan, Co-Chief Executive Officer of IDI, that it would not renew Mr. Tan’s Executive Employment Agreement in accordance with the terms of such agreement.

Item 8.01	Other Events.

Risk factors relating to our recent acquisition of Fluent, LLC and its business and industry are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Exhibit Description

1.1	Capital on DemandTM Sales Agreement dated as of January 15, 2016, by and among JonesTrading Institutional Services LLC and IDI, Inc.
5.1	Legal Opinion of Akerman LLP.
99.1	Risk Factors.
23.1	Consent of Akerman LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

January 15, 2016	By:	/s/ Derek Dubner
Name: Derek Dubner
Title: Co-CEO

Exhibit Index

Exhibit No.	Exhibit Description

1.1	Capital on DemandTM Sales Agreement dated as of January 15, 2016, by and among JonesTrading Institutional Services LLC and IDI, Inc.
5.1	Legal Opinion of Akerman LLP.
99.1	Risk Factors.
23.1	Consent of Akerman LLP (including in Exhibit 5.1).